UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2009

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1201 Charleston Road
Mountain View, CA  94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2009, Renee M. Luhr, Vice President, Sales of Omnicell, Inc., a Delaware corporation (“Omnicell”), informed Omnicell that she is resigning as an employee and executive officer of Omnicell effective February 15, 2009.  Ms. Luhr’s resignation is due to personal reasons and not the result of any disagreement with Omnicell.   Omnicell intends to reassign Ms. Luhr’s responsibilities before the end of January 2009.

In connection with Ms. Luhr’s resignation, Omnicell and Ms. Luhr have agreed to enter into a separation arrangement and release pursuant to which Ms. Luhr will be paid fourteen (14) months ($277,667) base salary and Omnicell will pay the premiums for Ms. Luhr’s group health insurance care coverage pursuant to federal COBRA law for fourteen (14) months following the effective date of her resignation.  In return Ms. Luhr has agreed to provide Omnicell with a general release of claims.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: January 6, 2009	By:
/s/ Dan S. Johnston
Dan S. Johnston, Vice President and General Counsel